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                                                             EXHIBIT 10(b)(xxiv)


                                    SCHEDULE

               THE APPROVED UK SUB-PLAN OF THE ANADARKO PETROLEUM
                     CORPORATION 1999 STOCK INCENTIVE PLAN

                    ADOPTED BY THE COMPANY ON 29 JANUARY 2003

  APPROVED BY THE INLAND REVENUE ON 14 OCTOBER 2003 UNDER REFERENCE X22436/GRP


This sub-plan together with the Anadarko Petroleum Corporation 1999 Stock Incentive Plan (the "1999 Plan") to the extent that it applies to Stock Options shall constitute the rules of the Approved UK Sub-Plan ("the Sub-Plan") established by the Committee and approved by the United Kingdom Inland Revenue under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003. Subject to the succeeding paragraphs of this Sub-Plan, the terms and conditions of the 1999 Plan are incorporated herein. In the event of any conflict between the terms of the 1999 Plan and the Sub-Plan, the terms of the Sub-Plan will take precedence insofar as Stock Options granted to UK Eligible Employees are concerned.

The Sub-Plan is an addendum to the Plan and provides for a modification of a number of the terms of the Plan insofar as they relate to Stock Options which are to be granted under and with the benefit of UK Inland Revenue approved status. The terms of the Sub-Plan, including in particular the material terms of Stock Options which may be granted under the Sub-Plan, the class of persons who may receive Stock Options under the Sub-Plan, the terms of the Sub-Plan and the method of determining the Exercise Price of Stock Options under the Sub-Plan, are in all material respects the same as the equivalent provisions in the Plan. The maximum number of Shares which may can be made available under the Plan includes Shares over which Stock Options under the Sun-Plan may be granted. Any terms of the Plan which have been modified in the Sub-Plan have been so modified in order to obtain or facilitate approval of the Sub-Plan as so modified by the UK Inland Revenue.

1      DEFINITIONS

1.1. Section 2 of the 1999 Plan shall be modified as it applies to this Sub-Plan such that the following words and expressions shall have, where the context so admits, the following meanings. Any capitalized terms not listed in this Rule 1.1 shall have the meanings assigned by Section 2 of the 1999 Plan:

       "Acquiring Company"         -        where the conditions of paragraph
                                            15 of Schedule 9 are met, such
                                            company as shall be at any time the
                                            "acquiring company" as defined in
                                            that paragraph;

       "Act"                       -        the Income and Corporation Taxes
                                            Act 1988;

       "Approval Date"             -        the date upon which the Sub-Plan is
                                            approved by the Inland Revenue
                                            having been adopted by the Board or
                                            a duly appointed Committee thereof;



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       "Award"                     -        any Stock Option granted under the
                                            Sub-Plan to an Eligible Employee;

       "Control"                   -        has the same meaning as in section
                                            840 of the Act;

       "Date of Grant"             -        the date on which a Stock Option is,
                                            was or is to be granted under the
                                            Sub-Plan, pursuant to Rule 4;

       "Eligible Employee"         -        any director or employee of any
                                            Group Company who is not precluded
                                            by paragraph 8 of Schedule 9 from
                                            participating in the Sub-Plan
                                            provided that in the case of a
                                            director, he is required to devote
                                            to his duties not less than 25 hours
                                            per week (excluding meal breaks);

       "Exercise Price"            -        the price determined under Rule 5 of
                                            the Sub-Plan, not less than the Fair
                                            Market Value of a Share on the Date
                                            of Grant;

       "Fair Market Value"         -        as of any given date, the mean
                                            between the highest and lowest
                                            reported sales prices of a Share on
                                            the New York Stock Exchange
                                            Composite Tape or, in the event that
                                            the Shares cease to be listed on the
                                            New York Stock Exchange, the market
                                            value of a Share determined in
                                            accordance with the provisions of
                                            Part VIII of the UK Taxation of
                                            Chargeable Gains Act 1992 and agreed
                                            in advance with Share Valuations,
                                            Inland Revenue;

       "Group"                     -        the Company and its Subsidiaries and
                                            the phase "Group Company" shall be
                                            construed accordingly;

       "Group Employee"            -        an employee of any Group Company;

       "Injury, Ill Health, Disability"     the cessation of employment by
                                            reason of injury, ill health or
                                            disability provided the Committee is
                                            satisfied, on production of such
                                            evidence as it may reasonably
                                            require: (a) that the individual has
                                            ceased to exercise and, by reason of
                                            injury, ill health or disability, is
                                            incapable of exercising that
                                            employment; and (b) that the
                                            individual is likely to remain so
                                            incapable for the foreseeable
                                            future;

       "New Option"                -        an option over shares meeting the
                                            requirements of sub-paragraphs
                                            27(4)(a) to (d) of Schedule 4
                                            granted in consideration for the
                                            release of a Subsisting Option
                                            within the "appropriate period" (as
                                            defined by paragraph 26 of Schedule
                                            4);

       "Other Option Plan"         -        any other share option plan (other
                                            than this Sub-Plan and any
                                            savings-related share option plan)
                                            adopted by the Company or an
                                            associated company (within the
                                            meaning of Section 416 of the Act)
                                            and approved by the Inland Revenue
                                            under Schedule 4;



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       "Participant"               -        any Eligible Employee or former
                                            Eligible Employee to whom a Stock
                                            Option has been granted under the
                                            Sub-Plan or (where the context
                                            admits) the legal personal
                                            representatives of such as person;

       "Retirement"                -        the cessation of employment by
                                            reason of retirement at or beyond
                                            such age at which an individual is
                                            entitled to retire in accordance
                                            with the terms of his contract of
                                            employment or, where no such age is
                                            specified at 60 or any other age
                                            with the consent of the Committee
                                            and of the relevant employee if the
                                            retirement date is later than the
                                            60th birthday;

       "Rule"                      -        a rule of this Sub-Plan and "Rules"
                                            shall be construed accordingly;

       "Schedule 9"                -        Schedule 4 to the Income Tax
                                            (Earnings and Pensions) Act 2003;

       "Section"                   -        a section of the 1999 Plan and
                                            "Sub-Section" shall be construed
                                            accordingly;

       "Stock Option"              -        a right to acquire Shares granted or
                                            to be granted pursuant to the
                                            Sub-Plan;

       "Share"                     -        an ordinary share of common stock
                                            ($0.10 par value) in the capital of
                                            the Company within the meaning of
                                            section 832(1) of the Act;

       "Stock Option Agreement"             an agreement between the Company and
                                            the Participant as defined in Rule
                                            11;

       "Sub-Plan"                  -        this Anadarko Petroleum Corporation
                                            Approved Sub-Plan constituted and
                                            governed by the Rules;

       "Subsidiary"                -        a company which is under the Control
                                            of the Company;

       "Subsisting Option"         -        a Stock Option which has been
                                            granted and which has not lapsed,
                                            been surrendered, renounced or
                                            exercised in full.

1.2    In these Rules, except insofar as the context otherwise requires:

(a)    words denoting the singular shall include the plural and vice versa;

(b) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

(c) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;



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(d)    words have the same meanings as in Schedule 4 unless the context otherwise requires; and

(e) headings and captions are provided for reference only and shall not be considered as part of the Sub-Plan.

2      TERM OF THE PLAN

       The Sub-Plan shall terminate at the same time as the 1999 Plan in accordance with Section 11.

3      PLAN ADMINISTRATION

3.1 With the exception of Sub-Sections b, c, e, f and h, Section 3 shall apply to the Sub-Plan save that any terms and conditions imposed by the Committee shall be objective, set out in full in the option agreement, such that rights to exercise a Stock Option after the attainment or fulfilment of such objective conditions shall not be dependent upon the discretion of any person, and not capable of amendment or waiver unless events happen which cause the Committee to reasonably consider that the condition has ceased to be appropriate, in which case any adjusted conditions shall be a fairer measure of the terms and conditions and be no more difficult to satisfy than those imposed at the Date of Grant.

3.2 Sub-Section 3(d) shall apply provided that no Stock Option may be exercised more than ten years from the Date of Grant.

3.3 Any interpretation, determination or other action taken by the Committee under Section 3 concerning the Sub-Plan and Stock Options granted under it shall be subject to the Rules.

4      ELIGIBILITY

4.1 No Stock Option may be granted under the Sub-Plan to a person who is not an Eligible Employee.

4.2 No Stock Option may be granted under the Sub-Plan unless the Shares satisfy the conditions specified in paragraphs 16 to 20 of Schedule 4 inclusive on the Date of Grant.

4.3    No Stock Option may be granted under the Sub-Plan prior to the Approval
       Date.

5      SHARES SUBJECT TO THE PLAN

       Section 4 shall be modified as it applies to the Sub-Plan so that:

(a) The Company shall keep available sufficient unissued Shares or Shares in treasury to satisfy the exercise in full of all Stock Options for the time being remaining capable of being exercised.

(b) Any Stock Option granted to any Eligible Employee shall be limited and take effect so that immediately following such grant he would hold Subsisting Options over Shares with an aggregate Fair Market Value not exceeding Pound Sterling30,000 or such other limit as may then be specified in paragraph 6(1) of Schedule 4.

(c) For the purpose of this Rule 5 the Fair Market Value of Shares shall be calculated in accordance with paragraph 6(3) of Schedule 4.



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(d)    For the purpose of this Rule 5 only Subsisting Option shall comprise both
       Subsisting Options under this Sub-Plan and options which have been granted under any Other Option Plan which have not lapsed, been surrendered, renounced or exercised in full.

(e) For the purposes of this Sub-Plan the sterling equivalent of the Fair Market Value of Shares shall be the amount in United States dollars converted into pounds sterling at the highest buying rate shown in the day's spread as published in the Financial Times for the relevant date.

(f) Only Stock Options may be granted under the Sub-Plan and no dividends or dividend equivalents shall be payable in respect of Stock Options.

(g) Shares issued or transferred to a Participant upon an exercise of a Stock Option will rank pari passu in all respects with other shares of the same class with effect from the date on which the share certificate evidencing such Shares is issued (as evidenced by an appropriate entry in the books of the Company or of a duly authorised transfer agent of the Company).

6      ADJUSTMENTS AND REORGANISATIONS

6.1 Section 4(d) shall not apply but in the event of any variation of the share capital of the Company (within the meaning of paragraph 22(3) of Schedule 4 and including, but not limited to, any capitalisation, rights issue or open offer or any consolidation, sub-division or reduction of capital) the number of Shares subject to any Stock Option and the Exercise Price may be adjusted by the Company in such manner as in their opinion fair and reasonable provided that:

(a) at any time the Sub-Plan remains approved by the Inland Revenue no adjustment shall take effect without the prior approval of the Board of the Inland Revenue; and

(b) at any time the Sub-Plan remains approved by the Inland Revenue following the adjustment the Shares continue to satisfy the requirements of paragraphs 16 to 20 inclusive of Schedule 4.

6.2 Such variation under Rule 6.1 shall be deemed to be effective, once Inland Revenue approval has been given, from the record date at which the respective variation applied to other shares of the same class as the Shares.

6.3 If an adjustment is made pursuant to this Rule 6 with the intention that the Sub-Plan shall cease to be approved by the Inland Revenue, the Company shall immediately notify the Inland Revenue.

6.4    Sub-Section 7(c) shall be disapplied for the purposes of the Sub-Plan.

7      FAIR MARKET VALUE

       No Stock Option may be granted under the Sub-Plan at less than the Fair Market Value of a Share on the Date of Grant and Sub Section 6(a)(i) shall be amended accordingly.



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8      AWARDS

8.1 Sub-Section 6(a)(iii) shall be modified so that only Stock Options may be granted under the Sub-Plan and the exercise price may only be satisfied in cash.

8.2 Sub Section 6(a)(ii) shall be modified such that Stock Options may not be exercisable more than ten years after the date on which they are granted and such that Stock Options shall be exercisable as provided in Rule 9.5 and lapse in accordance with Rule 9.6.

8.3 The following provisions of the Plan shall be disapplied for the purposes of the Sub-Plan:

(a)    Sub-Sections 6(b), 6(c), 6(d) and 6(e) of the Plan;

(b)    Sub-Section 6(e) of the Plan;

(c)    Sub-Section 6(f)(ii);

(d) Subject to Rule 10, the words "or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as determined by the Committee" in Sub-Section 6(f)(iii)(A);

(e) Subject to Rule 10, the words "except as designated by the Participant by will or by the laws of descent and distribution" in Sub-Section 6(f)(iii)(B);

(f) The words "Mature Shares, other securities, other Awards or other property or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company" in Sub-Section 6(f)(vii).

9      EXERCISE

9.1 No Stock Option may be exercised whilst the Sub-Plan is and is intended to remain approved by the Inland Revenue unless the Shares satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4.

9.2 No Stock Option may be exercised at any time when the Participant is precluded from participating in the Sub-Plan by paragraph 9 of Schedule 4.

9.3 Stock Options shall be exercisable by the Participant giving notice to the Company and shall be satisfied by the issue or transfer of Shares as appropriate within 30 days of the date the Company receives such notice.

9.4 A form of notice substantially the same as the form in Appendix 2 shall be used by the Participant in exercising a Stock Option.

9.5 Subject to the terms of this Rule 9 and the terms of the Stock Option Agreement, any Subsisting Option may be exercised by the Participant or, if deceased, by the Participant's personal representatives, in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:



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(a)    Such date as is specified by the Committee at the Date of Grant and stated in the Stock Option Agreement;

(b)    the death of the Participant; and

(c) upon an event giving a right of exercise in accordance with the provisions of Rule 14.

9.6 Subject to Rule 9.7, a Subsisting Option shall lapse and thereafter be incapable of exercise on the earliest of the following events:

(a) the seventh anniversary of the Date of Grant or such earlier date specified in the Stock Option Agreement at the Date of Grant;

(b)      the first anniversary of a Participant's death;

(c) where a Participant ceases to be a Group Employee where that cessation was by reason of Injury, Ill Health, Disability or Retirement, six months following such cessation;

(d) where an event gives a right of exercise in accordance with the provisions of Rule 14, as provided in Rule 14;

(e) where a Participant ceases to be a Group Employee by reason of his employment being terminated by the Company for a reason other than (i) a reason as mentioned in Rule 9.6(c); (ii) because of the Participant's gross and deliberate disregard of his duties and responsibilities as a Group Employee (as determined by the Committee); or (iii) the Participant engaging in a criminal act constituting a felony against a Group Company (or which would constitute such a felony were in committed in the USA) (as determined by the Committee), three months following such cessation;

(f) where a Participant ceases to be a Group Employee by reason of (i) his having given notice to a Group Company for the termination of his employment; (ii) the Participant's gross and deliberate disregard of his duties and responsibilities as a Group Employee (as determined by the Committee); or (iii) the Participant engaging in a criminal act constituting a felony against a Group Company (or which would constitute such a felony were in committed in the USA) (as determined by the Committee), immediately upon such cessation.

9.7 Where a Participant gives or is given notice to terminate his employment such that he will no longer be a Group Employee and the employment will cease for a reason as mentioned in Rule 9.6(f) his Stock Option will not be exercisable from the date of such notice up to and including the date of his cessation of employment.

10     TRANSFERABILITY

       Sub Section 6(f)(iii) shall be modified so that no Stock Option may be transferred assigned or charged and any purported transfer shall be void ab initio save that this rule shall not prevent the Stock Option of a deceased Participant from being exercised by his personal representatives within twelve months of the date of the relevant Participant's death.

11     AWARD DOCUMENTS

       Awards under the Sub-Plan shall be evidenced by an agreement substantially in the form in Appendix 1.



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12     PLAN AMENDMENT

       No amendment as it affects the Sub-Plan shall have effect until approved by the Board of the Inland Revenue pursuant to Schedule 4 and no amendment made with the intention that the Sub-Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.

13     WITHHOLDING

       Sub Section 9(c) shall apply to the Sub-Plan and be modified such that if on exercise of a Stock Option granted under this Sub-Plan the Participant would be liable to tax, duties or any other amounts on such exercise and his employer or former employer being the Company or any subsidiary thereof is liable to make a payment to the appropriate authorities on account of that liability no Stock Option shall be exercisable unless, prior to the proposed exercise, the Participant shall either

(a) grant to the Company the irrevocable authority, as agent of the Participant and on his behalf, to sell or procure the sale of sufficient of the Shares subject to the Stock Option so that the net proceeds payable to the Company are so far as possible equal to but not less than the amount payable to the appropriate authorities so that the Company may then pay over the proceeds from the sale to the Participant's employing company and the Participant's employing company shall pay any income tax and/or other relevant amount due on the exercise of the Stock Option and account to the Participant for any balance;

(b) make alternative arrangements to the satisfaction of the Company or the Participant's employing company and, if relevant, the Company is informed by the Participant's employing company that the arrangements are satisfactory; or

(c) pay to the Company or, as appropriate, the Participant's employing company in pounds sterling (whether by cheque or banker's draft) the amount necessary to satisfy such liabilities.

14     CHANGE OF CONTROL

14.1   Subject to Rule 14.2, Section 8 shall apply.

14.2 Subject to Rule 14.3, if any company obtains Control of the Company as a result of making:

(a) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the company making the offer will have Control of the Company; or

(b) a general offer to acquire all of the shares of the Company which are of the same class as the Shares then, provided that the circumstances of the change in Control are within paragraph 26(2)(a) such that a New Option can be offered, the Participant may, within the appropriate period and if the Acquiring Company so agrees, release any Stock Option he holds which has been granted under the Sub-Plan in consideration for the grant of a New Option which is equivalent to the Stock Option but relates to shares in a different company (whether the



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       acquiring company itself or some other company falling within paragraphs
       16(a), 16(b) or 16(c) of Schedule 4.

14.3   For the purposes of Rule 14.2:

(a) an "appropriate period" shall be the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied; and

(b) a New Option shall not be regarded as "equivalent" to the old Stock Option unless the requirements of paragraph 27(4) of Schedule 4 are met.

14.4 If any person obtains Control of the Company in the circumstances described in Rule 14.2(a) and (b) and a Participant is not offered a New Option, the Participant shall have the right to exercise his Stock Option in accordance with Section 8.

14.5 Sub-Sections 8(a)(ii), 8(a)(iii) and 8(b) shall be disapplied for the purposes of the Sub-Plan.

15     GOVERNING LAW

       Sub-Section 9(f) shall continue to apply save that English legislative provisions shall be construed according to the Laws of England.

16     EMPLOYMENT RIGHTS

       The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Sub-Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment (whether lawfully or unlawfully) for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Stock Option under the Sub-Plan as a result of such termination or in consequence of any loss of income tax relief under sections 524 or 525 of the Income Tax (Earnings and Pensions) Act 2003 as a result of the Sub-Plan and/or his Stock Options losing approval under that act.

17     DATA PROTECTION

17.1 Where in any Rule there is a requirement for any notice or document to be sent to any person by any other person, it shall be considered sent if an electronic transmission of the relevant information is sent in a form previously determined as being acceptable to the Committee. For the avoidance of doubt the Committee may dispense with the requirement to tender an option certificate on the exercise of the relevant Stock Option where they authorise any system permitting the exercise of Stock Options by means of electronic notification. A requirement under these Rules for the making of any payment may be discharged by the electronic transmission of an authorisation to charge any account or credit card.

17.2 It is a condition of participation in this Sub-Plan that a Participant agree to the holding of information about him by the Company and that he authorise the Company and its agents and advisers to use such information according to these Rules for the purposes of this Sub-Plan. It is a further condition of participation in this Sub-Plan that each Participant agrees



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       that data concerning his participation may be processed by agents of the
       Company wherever located and where necessary transmitted outside of the United Kingdom.

18     MISCELLANEOUS

18.1 For the avoidance of doubt, Awards of Incentive Stock Options, Performance Awards, Restricted Stock and Stock Appreciation Rights may not be made under this Sub-Plan.

18.2 For the avoidance of doubt, in the event that the Sub-Plan and/or Stock Options awarded under it lose their approved status under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 any subsisting Stock Options shall continue to subsist as if they had been granted under the provisions of the main Plan.



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